FOR IMMEDIATE RELEASE                            JANUARY 26, 1999

                                                 FOR INFORMATION CONTACT:
                                                 THEODORE S. AYVAS
                                                 VICE PRESIDENT
                                                 INVESTOR RELATIONS
                                                 (516) 739-4219
                                                 (516) 739-4203

               T R FINANCIAL CORP. ANNOUNCES RECORD CORE EARNINGS

         GARDEN CITY, NEW YORK, January 26, 1999 -- T R Financial Corp. (NASDAQ-
ROSE), the holding company for Roosevelt Savings Bank, today reported net income for the year ended December 31, 1998 of $43.1 million, or $2.47 per share on a diluted earnings per share basis, representing an increase of $8.4 million or 24.2% from $34.7 million, or $1.96 per share, for the year ended December 31, 1997. For the quarter ended December 31, 1998, net income totaled $11.1 million, or $0.63 per share on a diluted per share basis, representing an increase of 16.4% from $9.5 million, or $0.53 per share, for the fourth quarter of 1997. This represents an annualized return on average stockholders' equity of 16.89% for the 1998 fourth quarter compared to 16.32% for the 1997 comparable quarter and a return on average stockholders' equity of 16.96% for the year ended December 31, 1998 compared to 15.86% for the year ended December 31, 1997. T R Financial Corp. also reported core earnings per share for the year ended December 31, 1998 of $2.11 compared to $1.76 for the 1997 comparable period, an increase of 19.9%.

         Net gains on sales of securities for the year ended December 31, 1998 totaled $10.9 million compared to $5.6 million for 1997. Adjusting reported earnings per share by the net gains on sales of securities and other one time items results in core earnings per share.

         Commenting on the Company's performance, John M. Tsimbinos, Chairman and CEO said "We are extremely pleased with the record results that we are reporting today. The focus of our institution has always been on our basic banking business and asset quality which has led to the results we are reporting today, which were achieved despite the challenging interest rate and competitive environment that existed during 1998." Mr. Tsimbinos went on to say "The Company's continued solid financial performance and basic business and asset quality, combined with the experienced senior management officers and Board members who are joining Roslyn Bancorp, Inc., will provide a powerful contribution to the future success of Roslyn following the merger of the two companies."

         The Company also reported cash earnings of $50.3 million for the year ended December 31, 1998, an increase of 26.0% from the 1997 comparable period cash earnings of $39.9 million. On a per share basis, this represents $2.88 for 1998 as compared to $2.25 for 1997. Cash earnings are calculated by adding to reported earnings non-cash expenses related to the amortization and appreciation of allocated shares in the Company's stock based benefit plans and the associated tax benefits.

         The Company's net interest margin declined for the quarter ended December 31, 1998 to 2.45% as compared to 2.63% for the quarter ended December 31, 1997. This decline was largely the result of the Company's yield on earning assets declining 28 basis points to 7.07% for the quarter ending December 31, 1998 from 7.35% in the comparable prior year period and was partially offset by an 8 basis point decline in the Company's cost of funds over the comparable periods.

         At December 31, 1998 the Bank's leverage and total risk-based capital ratios were 6.36% and 18.22%, respectively, compared to 5.98% and 17.80% at December 31, 1997. These capital ratios are well in excess of the FDIC requirements of 4% and 8%, respectively, and qualify the Bank to be designated as a well capitalized institution by regulatory agencies.

         Stockholders' equity at December 31, 1998 was $274.0 million, which represents an equity to asset ratio of 6.71% and a book value of $16.27 per share. At December 31, 1998 stockholders' equity included net unrealized appreciation in certain securities of $1.7 million, net of tax, compared to net unrealized appreciation in certain securities of $5.1 million, net of tax, at December 31, 1997.

         At December 31, 1998 T R Financial Corp. had total assets of $4.09 billion, an increase of $242.0 million or 6.3% from December 31, 1997. Total loans, net of the allowance for possible loan losses, reached $2.39 billion at December 31, 1998, an increase of $345.2 million from December 31, 1997. Total securities available for sale and held to maturity, net, decreased $110.4 million from the end of 1997 to $1.59 billion at December 31, 1998. Total deposits decreased $54.2 million from the end of 1997 to $2.15 billion at December 31, 1998. Borrowed funds, comprised of securities sold under agreements to repurchase and FHLB borrowings, increased $269.8 million from December 31, 1997 to $1.57 billion at December 31, 1998.

         Non-performing assets increased $1.8 million to $16.6 million or 0.41% of total assets, at December 31, 1998 as compared to $14.8 million, or 0.38% of total assets, at December 31, 1997 due primarily to an increase in FHA government insured mortgages which moved into the non-performing category during 1998, partially offset by decreases in other mortgage loan categories. The ratio of non-performing loans to total loans decreased to 0.66% at December 31, 1998, representing a decrease of 1 basis point from 0.67% at December 31, 1997.

         At December 31, 1998 the Company's allowance for possible loan losses was $15.4 million, an increase of $511 thousand from $14.9 million at December 31, 1997. For the year ended December 31, 1998, the provision for possible loan losses was $750 thousand, a decrease of $50 thousand from $800 thousand for the year ended December 31, 1997. As of December 31, 1998, the Company's allowance for possible loan losses as a percentage of non-performing loans was 96.65% as compared to 108.53% at December 31, 1997.

         Non-interest expense for the three months ended December 31, 1998 was $11.1 million, a decrease of $363 thousand from the same quarter one year ago, reflecting in part a $321 thousand decrease in marketing expense and a $497 thousand decrease in other operating expense. These decreases were partially offset by an increase in salary and employee benefits expense of $579 thousand. Non-interest income for the three months ended December 31, 1998 was $4.4 million, an increase of $1.0 million from the fourth quarter of 1997 primarily due to net gains on sales of securities which increased by $1.2 million.

         Statements contained in this news release which are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the companies with the Securities and Exchange Commission from time to time.

         T R Financial Corp. and Roosevelt Savings Bank are headquartered in Garden City, New York. Roosevelt Savings Bank services its customers from 15 full-service banking facilities located throughout Nassau, Suffolk, Brooklyn and Queens.

         T R Financial Corp.'s press releases are available at no charge through PR Newswire's Company News On-Call fax service and on PR Newswire's Web Site. For a menu of T R Financial Corp.'s press releases or to retrieve a specific release, call (800) 758-5804, extension 755889, or http://www.prnewswire.com on the Internet.

               T R FINANCIAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (in thousands, except share amounts)
                             (Unaudited)

                                                 December 31,     December 31,
                                                     1998             1997
ASSETS
Cash and cash equivalents                         $  17,868      $    18,307
Securities available for sale:
  Bonds and equities                                203,286          308,569
  Mortgage-backed securities                        173,810          168,096
  Total securities available
    for sale                                        377,096          476,665
Securities held to maturity, net
  (estimated fair value of $1,226,438 and
  $1,245,735 at December 31, 1998 and 1997,
  respectively):
  Bonds                                              26,250           42,092
  Mortgage-backed securities                      1,182,195        1,177,208
  Total securities held to
     maturity, net                                1,208,445        1,219,300
Loans receivable                                  2,408,642        2,062,896
Allowance for possible
  loan losses                                       (15,428)         (14,917)
  Loans receivable, net                           2,393,214        2,047,979
Other real estate owned, net                            644            1,040
Banking house and equipment, net                     11,933           13,642
Accrued interest receivable                          24,751           24,338
Federal Home Loan Bank of New York
  (FHLB) stock, at cost                              40,029           33,390
Deferred tax asset, net                                --              2,034
Other assets                                         11,082            6,361
  Total assets                                   $4,085,062       $3,843,056

LIABILITIES and STOCKHOLDERS' EQUITY
Due to depositors                                $2,148,151       $2,202,353
Securities sold under agreements
  to repurchase                                   1,135,000          807,000
FHLB borrowings                                     433,378          491,578
Mortgagors' escrow deposits                          24,182           21,784
Accounts payable and
  accrued expenses                                   17,972           19,526
Official checks outstanding                          11,419           27,989
Accrued taxes payable                                19,190           15,620
Deferred tax liability, net                             876             --
Other liabilities                                    20,927           16,235
  Total liabilities                               3,811,095        3,602,085

Commitments and contingencies                           ---              ---

Stockholders' equity:
  Preferred stock, $.01 par value,
   5,000,000 shares authorized; none issued             ---              ---
  Common stock, $.01 par value, 60,000,000
   shares authorized; 22,724,000 shares
   issued; 17,636,638 shares and 17,598,029
   shares outstanding at December 31, 1998
   and 1997, respectively                               227             227
  Additional paid-in-capital                        121,028         110,962
  Retained earnings                                 213,143         183,065
  Accumulated other comprehensive income:
   Net unrealized appreciation in
   certain securities, net of tax                     1,660           5,057

 Less:
   Unallocated common stock
    held by Employee Stock
    Ownership Plan (ESOP)                            (3,613)         (4,604)
   Unearned common stock held by Bank's
    Recognition and Retention Plan
    and Trust (RRP)                                     (52)           (103)
   Common stock held by Bank's Supplemental
    Executive Retirement Plan and Trust, (SERP)
    at cost (133,451 shares and 106,103 shares at
    December 31, 1998 and 1997, respectively)        (2,158)         (1,225)
   Treasury stock, at cost (5,087,362 shares
    and 5,125,971 shares at December 31, 1998
    and 1997, respectively)                         (56,268)        (52,408)
   Total stockholders' equity                       273,967         240,971
  Total liabilities and
   stockholders' equity                          $4,085,062      $3,843,056

                T R FINANCIAL CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)

                         Three Months Ended         Year Ended
                             December 31,           December 31,
                            1998     1997          1998     1997
                         (in thousands, except per share amounts)
Interest income:
Mortgage loans             $41,202  $35,902     $157,944 $132,528
Mortgage-backed
 securities                 24,163   23,846      100,715   88,226
Bonds, equities and
 other investments           4,124    5,957       19,708   26,409
Other loans                  2,742    2,074        9,460    8,249

Total interest income       72,231   67,779      287,827  255,412

Interest expense:
Deposits                    23,616   26,216       95,120  111,042
Borrowed funds              23,645   17,323       91,728   52,724

Total interest expense      47,261   43,539      186,848  163,766

Net interest income         24,970   24,240      100,979   91,646

Provision for possible
 loan losses                  --        125          750      800

Net interest income after
  provision for possible
    loan losses             24,970   24,115      100,229   90,846

Non-interest income:
  Loan fees and other
   charges, net              1,026    1,347        4,894    6,011
  Net gain on
   sales of securities       2,939    1,769       10,930    5,553
  Gain on sales of
   whole loans                 --       --           280      158
  Other income                 400      242          999    1,213

Total non-interest income    4,365    3,358       17,103   12,935

Non-interest expense:
  Salaries and
   employee benefits         7,961    7,382       31,878   28,650
  Occupancy and
   equipment expense         1,176    1,267        4,923    5,225
  Marketing expense            131      452        1,701    2,478
  Other real estate
   owned expense                36       61          256      244
  FDIC assessment               69       77          289      304
  Other operating expense    1,686    2,183        6,773    8,912
Total non-interest
  expense                   11,059   11,422       45,820   45,813

Income before provision
  for income taxes          18,276   16,051       71,512   57,968

Provision for
  income taxes               7,193    6,533       28,373   23,240

Net income                 $11,083   $9,518      $43,139  $34,728

Basic earnings per share     $0.66    $0.58        $2.59    $2.11
Diluted earnings per share   $0.63    $0.53        $2.47    $1.96


                T R FINANCIAL CORP. AND SUBSIDIARIES
              SELECTED FINANCIAL RATIOS AND OTHER DATA

                                At or for the Three Months Ended
                                  December 31,    December 31,
                                     1998            1997

Performance Ratios:

Return on average assets             1.07%             1.01%
Return on average
 stockholders' equity               16.89%            16.32%
Average stockholders'
 equity to average assets            6.32%             6.20%
Stockholders' equity
 to total assets                     6.71%             6.27%
Interest rate spread                 2.02%             2.22%
Net interest margin                  2.45%             2.63%
Efficiency ratio                    41.90%            44.22%
Non-interest expense to
  average assets                     1.07%             1.21%
Net interest income to
 non-interest expense                2.26x             2.12x
Average interest-earning
  assets to average
   interest-bearing
    liabilities                      1.09x             1.09x

Per Share Data:

Diluted earnings per share          $0.63             $0.53
Book value per share               $16.27            $14.54
Dividend per share                  $0.22             $0.16
Dividend payout ratio               34.92%            30.19%

                              At December 31,      At December 31,
                                   1998                 1997
Regulatory Capital Ratios:

T R Financial:
Leverage capital ratio               6.55%               6.26%
Total risk-based capital ratio      18.77%              18.61%

Bank only:
Leverage capital ratio               6.36%               5.98%
Total risk-based capital ratio      18.22%              17.80%


Asset Quality Ratios:

Non-performing loans
 to total loans (1)                  0.66%               0.67%
Non-performing assets
 to total assets (1)                 0.41%               0.38%
Net charge-offs to average loans
   (Year to date, annualized)        0.01%               0.01%
Allowance for possible loan losses
 to total loans                      0.64%               0.72%
Allowance for possible loan losses
 to non-performing loans (1)        96.65%             108.53%


(1) Non-performing loans exclude loans which have been restructured and are accruing and performing in accordance with the restructured terms. Restructured, accruing loans totaled $3.7 million and $5.1 million at December 31, 1998 and 1997, respectively.

SOURCE  T R Financial Corp.
    -0-                            01/26/99
    /CONTACT:   Theodore S. Ayvas, Vice President, Investor Relations of T R
Financial Corp., 516-739-4219/
    (ROSE)